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                                                                     EXHIBIT 4.3

                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                         DSC COMMUNICATIONS CORPORATION


                                   ARTICLE I

                                    PURPOSE

         SECTION 1.1 This Employee Stock Purchase Plan ("Plan") is intended to encourage certain employees of DSC Communications Corporation ("Corporation") and its affiliates to remain in the employ of the Corporation or its affiliates and to acquire a proprietary interest in the Corporation through the purchase of Common Stock of the Corporation. It is intended that this Plan shall not constitute an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code of the United States of America and the benefits of Section 423 shall not be available to persons covered by the Plan. Pursuant to the Plan, employees of the Corporation and its affiliates will be able to purchase Common Stock of the Corporation, at a price determined by the Committee, which may be less than the fair market value on the date of purchase, from funds accumulated in a manner determined by the Committee, such as through payroll deductions within a specified period from the effective date of Offering under the Plan. Common Stock certificates will be issued after the final Expiration Date of each such Offering.


                                   ARTICLE II

                                  DEFINITIONS

         SECTION 2.1 The following words and phrases shall have the meanings indicated for the purposes of the Plan unless the context clearly indicates otherwise:

                 (a) "Affiliate" -- Any person or entity directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Corporation.

                 (b) "Board" or "Board of Directors" -- The Board of Directors of DSC Communications Corporation.

                 (c) "Committee" -- The Compensation Committee provided for in Article III.

                 (d)      "Corporation" -- DSC Communications Corporation.

                 (e) "Employee" -- Any employee of the Corporation or an Affiliate who is eligible to participate in the Plan, as determined by the Committee.

                 (f) "Expiration Date" -- The last day on which payroll deductions or payments in such other manner specified by the Committee may be made for the purpose of purchasing Stock pursuant to the terms of any Offering.

                 (g) "Offering" -- Any Offering made by the Corporation in accordance with applicable laws and regulations and the terms and conditions of the Plan permitting Employees to purchase Stock under the Plan.

                 (h) "Option" -- The right and option of an Employee to purchase Stock pursuant to an Offering.

                 (i) "Optionee" or "Participating Employee" -- An Employee who makes an election to participate in the Plan pursuant to Section 6.2.
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                 (j)      "Plan" -- The International Employee Stock Purchase
         Plan of DSC Communications Corporation, as herein set forth, and as amended from time to time pursuant to Section 14.1.

                 (k) "Shares" or "Stock" -- The Common Stock, $.01 par value, of the Corporation.

                 (l) "Withdrawal Date" -- The date specified by the Committee in each Offering which shall be the last day on which a Participating Employee may elect to withdraw amounts paid by the Participating Employee with respect to an Offering and, if applicable at the discretion of the Committee, any credited interest and thereby cancel his Option and withdraw from participation in the Offering. Notwithstanding the foregoing, the Committee may specify more than one Withdrawal Date with respect to an Offering such that withdrawal by one Withdrawal Date shall have different consequences or be subject to different conditions than withdrawal by another Withdrawal Date.

         SECTION 2.2 The masculine gender shall include the feminine, and the singular shall include the plural where appropriate.


                                  ARTICLE III

                           ADMINISTRATION OF THE PLAN

         SECTION 3.1 The Plan shall be administered by a Committee of at least three (3) persons appointed by the Board. The Committee shall be known as the Compensation Committee. Subject to the terms of the Plan, the Committee may adopt such rules and forms under the Plan as it considers appropriate. At least one member of the Committee shall be a member of the Board who may also be an Employee, including a Participating Employee. Other members of the Committee may or may not be members of the Board or Employees, including Participating Employees. The membership of the Committee may be reduced, changed or increased from time to time at the absolute discretion of the Board. Any member of the Committee may resign at any time on not less than ten days notice to the Chairman of the Board.

         SECTION 3.2 The Committee shall select a Chairman from their number and designate a Secretary, who need not be a member of the Committee and who may be an Employee, including a Participating Employee, under the Plan. The Secretary shall keep records of meetings of the Committee and of any actions taken by the Committee. The decision of a majority of the members of the Committee shall govern and control the exercise of the authority of the Committee. The Committee shall meet at such time and place as the Chairman or, in his absence, any member shall designate on at least three (3) days notice, or on waiver of notice by all members. The Committee may also act by consent of all of its members in writing without a meeting. The members of the Committee shall serve without compensation, except that a member who is not an Employee shall be entitled to such attendance fees and disbursements as are ordinarily allowed by the Corporation for attending a Committee meeting.

         SECTION 3.3 The Committee shall have full and exclusive power to construe and interpret the Plan (subject to advice of the Corporation's General Counsel with respect to any question of law), to determine and fix the terms of Offerings and Options, subject to the requirements and provisions of the Plan, and generally to determine any and all questions arising under the Plan.


                                   ARTICLE IV

                      EMPLOYEES ELIGIBLE TO PURCHASE STOCK

         SECTION 4.1 Only those employees of the Corporation or an Affiliate that the Committee permit to participate in the Plan shall be eligible to purchase Stock under the Plan. Such Employees shall be deemed to have been granted an Option pursuant to the terms of such Offering.





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                                   ARTICLE V

                                     STOCK


         SECTION 5.1 The stock subject to Offerings shall be authorized but unissued or reacquired Stock.


                                   ARTICLE VI

                 OFFERINGS, GRANTING OF OPTIONS, AUTHORIZATION
                OF PAYROLL DEDUCTIONS BY PARTICIPATING EMPLOYEES

         SECTION 6.1 Offerings shall be made from time to time to all employees who meet all of the standards of eligibility set forth in Article IV. Offerings shall be prepared and authorized by the Committee. Every Employee on the effective date of any Offering shall be deemed to have been granted an Option pursuant to the terms of the Offering.

         SECTION 6.2 Each Employee shall be entitled to become a Participating Employee and to purchase Stock pursuant to the terms of an Offering by filing an election to purchase Stock pursuant to that Offering, together with a payroll deduction authorization with the personnel department of the Corporation or an Affiliate or other specified recipient, as designated by the Committee, on a form prescribed by the Committee within such time as may be specified in the Offering, or if not by payroll deduction authorization, in a manner as may be otherwise acceptable to the Committee. Payroll deductions shall commence at such time as may be specified in such Offering, and end with the last regular payroll period coinciding with or ending before the Expiration Date or upon the termination of the employment of a Participating Employee by the Corporation and Affiliates, whichever occurs first (or if not by payroll deductions, in a manner as may be otherwise specified by the Committee and shall commence and end as specified in such Offering).


                                  ARTICLE VII

                 TERMS AND CONDITIONS OF OFFERINGS AND OPTIONS

         SECTION 7.1 Employees shall have such rights and privileges as are determined by the Committee, subject to the following:

         (a)     Number of Shares.

                 Each Offering shall specify the maximum number of Shares available under such Offering and the method of determining the maximum number of Shares which may be purchased by each Participating Employee.

         (b)     Option Price.

         Each Offering shall state the price per share at which Stock may be purchased. In no event, however, shall the price per share at which Stock may be purchased pursuant to any Offering ever be less than the par value per share of Stock.

         (c)     Method and Time of Payment.

         Payment for shares of Stock purchased by any Participating Employee pursuant to an Offering shall be effected in installments from funds accumulated through payroll deductions from the salary or wages paid to him by the Corporation or an Affiliate, or in any other manner determined by the Committee. All such payroll deductions shall require the prior authorization of the Participating Employee as provided in Section 6.2.





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         (d)     Term of Offering.

         The term, Expiration Date and Withdrawal Date of each Offering shall be specified in such Offering.

         (e)     Nontransferability of Options.

         An Option shall not be transferable by the Employee to whom it has been granted otherwise than by will or the laws of descent and distribution and shall be exercisable, during his lifetime, only by him. However, in the discretion of the Committee, the terms of any Offering may prohibit transfer under any circumstances and provide for cancellation of the unexercised portion of any Option upon the death of an Employee.

         (f)     Rights on Termination of Employment.

         Subject to any specific limitations and rules prescribed by the Committee in any Offering, in the event a Participating Employee ceases to be an Employee for any reason (including retirement, disability or death), his Plan participation shall cease, his Options shall be canceled and he shall receive any balance in his Plan account (i.e., his contributions with respect to the Offering period plus, if the Committee so determines, accrued interest) in cash. In any Offering, the Committee may further provide that in case of death of an Employee, all amounts in his Plan account (i.e., his contributions with respect to the Offering period plus, if the Committee so determines, accrued interest) shall be paid to the executor, administrator or other legal representative of the Employee's estate.

         (g)     Requirements of Law and Other Provisions.

         The issuance of any Stock hereunder is further conditioned upon the registration of the Stock to be issued with the U.S. Securities and Exchange Commission. In no event shall any Stock be issued hereunder prior to the effective date of registration with the U.S. Securities and Exchange Commission.

         Each Offering shall contain such other provisions as the Committee shall deem advisable, provided that no such provision may in any way conflict, or be inconsistent, with the terms of the Plan as amended from time to time.

         Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in countries in which the Corporation or its Affiliates operate or have employees, the Committee, in its sole discretion, shall have the power and authority to take whatever actions it deems appropriate including, but not limited to the following: (i) to propose and prepare Offerings applicable only to eligible employees in a jurisdiction or certain jurisdictions the terms and conditions of which do not comply with all of the provisions of the Plan normally applicable to Offerings made pursuant to the Plan or which are in addition to the terms and conditions required by the provisions of the Plan, (ii) modify the terms and conditions of any Options granted to Employees, and (iii) establish subplans, modified Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable.

                 (h) If at any purchase date the Shares available under the Plan are less than the number all Participating Employees would otherwise be entitled to purchase on such date, purchases shall be reduced proportionately to eliminate the deficit. Any funds that cannot be applied to the purchase of Shares due to such a reduction shall be refunded as soon as administratively feasible.


                                  ARTICLE VIII

                         INTEREST, WITHDRAWAL OF FUNDS

         SECTION 8.1 The Corporation or an Affiliate, as determined by the Committee, shall maintain a bookkeeping account (i.e., Stock purchase account) for each Participating Employee. The Committee may, but shall not be required to, provide for the payment of interest by the Corporation or an Affiliate on amounts credited to the Stock purchase account of any Participating Employee and/or the crediting of such interest amounts to a Participating Employee's Stock purchase account.





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         SECTION 8.2  A Participating Employee may at any time prior to the
Withdrawal Date of the exercise of an Option thereunder, for any reason, elect to withdraw all amounts credited to his Stock purchase account (including, if applicable, interest credited thereon) and thereby cancel his Option and withdraw from participation in any such Offering. Partial withdrawals shall not be permitted. The Committee may require withdrawal requests to be on forms supplied and to be timely received by the personnel department of the Corporation or an Affiliate or any other specified recipient.


                                   ARTICLE IX

             RECAPITALIZATION OR REORGANIZATION AND STOCK DIVIDENDS

         SECTION 9.1 If the Corporation shall be the surviving corporation in any merger, consolidation, or reorganization, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. In the event of a dissolution or liquidation of the Corporation, or any merger, consolidation or reorganization in which the Corporation is not the surviving corporation, the Committee, at its election, may cause each outstanding Option to terminate; provided, however, that each Optionee shall, in such event, subject to such rules and limitations as the Committee may prescribe, be entitled to the rights of terminating Employees provided in Section 7.1(f).

         SECTION 9.2 The aggregate number of Shares which may be purchased by the exercise of Options granted or which may be granted pursuant to the provisions of the Plan and the number of Shares and the Option price per Share covered by each outstanding Option shall be proportionately adjusted for any increase or decrease in such Shares effected without the receipt of consideration by the Corporation.

         SECTION 9.3 The adjustments provided for in this Article shall be made by the Committee, whose determination shall be final.

         SECTION 9.4 Except as provided in this Article, no Optionee shall have any rights by reason of any subdivision or consolidation of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any dissolution, liquidation, merger or reorganization.

         SECTION 9.5 The grant of an Option under the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge, or to consolidate, or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.


                                   ARTICLE X

                            RIGHTS AS A STOCKHOLDER

                 SECTION 10.1 No Optionee nor the transferee of any Option shall have any right as a stockholder with respect to any Stock purchased pursuant to any Offering until the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued. Stock certificates shall be issued promptly after exercise of any Option, subject to delays beyond the reasonable control of the Corporation such as, but not limited to, completion of registration of said Stock with the U.S. Securities and Exchange Commission or compliance with any applicable law, rule or regulation.





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                                   ARTICLE XI

                                  TERM OF PLAN

         SECTION 11.1 Offerings may be made from time to time prior to December 31, 1999.


                                  ARTICLE XII

                                NUMBER OF SHARES

         SECTION 12.1 The aggregate number of shares that may be sold pursuant to all Offerings shall not exceed 750,000 Shares, as adjusted pursuant to
Article IX.

                                  ARTICLE XIII

                          INDEMNIFICATION OF COMMITTEE

         SECTION 13.1 The members of the Committee shall be indemnified by the Corporation against the reasonable expenses incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Offering or Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. A member of the Committee shall not be entitled to indemnification with respect to any matter or claim arising out of gross negligence or willful misconduct by such member in the performance of his duties. As a condition of any indemnification, a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend any suit or claim against him. The provisions of this Section 13.1 are subject to the provisions of any indemnification agreement between the Corporation and any director, officer or employee of the Corporation.


                                  ARTICLE XIV

                             AMENDMENT OF THE PLAN

         SECTION 14.1 The Board may suspend or terminate the Plan, reconstitute the Plan in whole or in part, or amend or revise the Plan in any respect whatsoever and without any obligation to substitute an equivalent benefit except that, without the approval of an Optionee, no change shall be made in the terms of any outstanding Option adverse to the interest of the Optionee.


                                   ARTICLE XV

             APPLICATION OF FUNDS AND OBLIGATION TO EXERCISE OPTION

         SECTION 15.1 The funds deposited with the Corporation or any Affiliate pursuant to any Offering and any proceeds received by the Corporation from the sale of Stock thereunder shall be used for general corporate purposes. However, at the Committee's sole discretion, funds with respect to the Plan shall be handled by the Corporation or an Affiliate in a specified manner, including, but not limited to, maintenance of such funds in one or more bank accounts or pursuant to one or more trust arrangements.

         SECTION 15.2 The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.





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                                  ARTICLE XVI

                                 EFFECTIVE DATE

         SECTION 16.1  The Plan shall become effective on August 1, 1995.


                                  ARTICLE XVII

                                 APPLICABLE LAW

         SECTION 17.1 The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Texas of the United States of America.


                                 ARTICLE XVIII

                                 MISCELLANEOUS

         SECTION 18.1 Neither the Plan nor any purchase agreement shall be construed to give any Employee the right to be retained in the employ of the Corporation or any Affiliate. The Corporation and each Affiliate retain the unqualified right to terminate the employment of any Employee at any time.

         SECTION 18.2 The grant of a right to purchase Stock in one period (e.g., year) or at one time does not in any way obligate the Corporation or an Affiliate to make another Offering. Any Offering pursuant to the Plan is wholly discretionary in nature and Offerings and any other benefits of Plan participation are not to be considered part of any Employee's severance, resignation, redundancy or similar pay or the Employee's normal or expected compensation used to determine the Employee's severance, resignation, redundancy or similar pay.





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